Exhibit 10.20
CREDIT ACCEPTANCE CORPORATION
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
Credit Acceptance Corporation (the "Company") hereby grants you, John Doe (the "Participant"), a Restricted Stock Unit Award (the "Award") under the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan, as amended from time to time (the "Plan"). The terms and conditions of the Award are set forth in this agreement and in Appendix A (collectively, the "Agreement").
GRANT DATE: [•], 2023
NUMBER OF RESTRICTED STOCK UNITS: [•]
VESTING SCHEDULE: As described in Appendix A.
IMPORTANT:
Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in Appendix A and in the Plan. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THE FOLLOWING:
1.THAT YOU HAVE RECEIVED A COPY OF THE PLAN AND THAT YOU HAVE READ THE PLAN, THIS AGREEMENT, AND APPENDIX A, WHICH CONTAINS SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.
2.THAT IF THERE IS ANY INCONSISTENCY BETWEEN THE TERMS OF THE PLAN AND THE TERMS OF THIS AWARD AGREEMENT AND APPENDIX A, THE PLAN'S TERMS SHALL SUPERSEDE AND REPLACE THE CONFLICTING TERMS OF THIS AWARD AGREEMENT AND APPENDIX A.
3.THAT THE PLAN IS SUBJECT TO AMENDMENT AND THIS GRANT WILL BE SUBJECT TO THE TERMS OF ANY FUTURE AMENDMENT TO THE PLAN, PROVIDED THAT SUCH AMENDMENT SHALL NOT ADVERSELY AFFECT YOUR RIGHTS THAT HAVE VESTED UNDER THIS AGREEMENT PRIOR TO THE EFFECTIVE DATE OF THE AMENDMENT.

CREDIT ACCEPTANCE CORPORATION    John Doe
                (Participant's name)

By
    Name:
    Its:            (Participant's signature)

Date:                Date:

APPENDIX A—TERMS AND CONDITIONS
THE AGREEMENT, including Appendix A, effective as of the Grant Date above, represents the grant of Restricted Stock Units by the Company to the Participant named above, pursuant to the provisions of the Plan and this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Value of Restricted Stock Units. Each Restricted Stock Unit shall represent and have a value equal to one share of Common Stock, par value $0.01, of the Company, subject to adjustment as provided in Section 6.01 of the Plan.
2.Vesting Schedule Applicable to Restricted Stock Units. Except as provided in Section 3, the Restricted Stock Units will become vested in accordance with the following schedule:
(a)1/3 of the original number of Restricted Stock Units will vest on the first anniversary of the Grant Date;
(b)1/3 of the original number of Restricted Stock Units will vest on the second anniversary of the Grant Date; and
(c)The remaining 1/3 of the original number of Restricted Stock Units will vest on the third anniversary of the Grant Date;
provided that the Participant is providing services to the Company through each such date (the "Vesting Date").
For purposes of this Section 2, the number of vested Restricted Stock Units will be rounded up, if necessary, to the next higher whole number of shares, provided that the total number of Restricted Stock Units that become vested hereunder shall in no event exceed the number of Restricted Stock Units granted pursuant to this Agreement.
3.Termination Provisions. Notwithstanding Section 2, if the Participant ceases to provide services prior to a Vesting Date for any reason, any unvested Restricted Stock Units shall be forfeited by the Participant.
4.Dividend Equivalents. While the Restricted Stock Units are outstanding, the Company shall credit to the Participant, on each date that the Company pays a cash dividend to holders of common stock generally, an additional number of Restricted Stock Units ("Additional Restricted Stock Units") equal to the total number of whole Restricted Stock Units and Additional Restricted Stock Units previously credited to the Participant under this Agreement multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such date, divided by the closing price of a share of Common Stock on such date. Any fractional Restricted Stock Unit resulting from such calculation shall be included in the Additional Restricted Stock Units. A report showing the number of Additional Restricted Stock Units so credited shall be sent to the Participant periodically, as determined by the Company. The Additional Restricted Stock Units so credited shall be subject to the same terms and conditions as the Restricted Stock Units granted pursuant to this Agreement and the Additional Restricted Stock Units shall be forfeited in the event that the Restricted Stock Units with respect to which the dividend equivalents were paid are forfeited.
5.Form and Timing of Restricted Stock Units. Payment of the vested Restricted Stock Units shall be made in stock and payment of the vested Restricted Stock Units shall be made on (or within fourteen days following) each Vesting Date (the "Payment Date"). The Participant shall be eligible for payment of vested Restricted Stock Units on the Payment Date provided that the Participant has provided services to the Company through the applicable Vesting Date, regardless of whether the Participant is providing services to the Company through the Payment Date.
6.Taxes. No withholding or deduction shall be made by the Company in respect of the Restricted Stock Units. It is intended that the Participant shall be solely responsible for the withholding and/or payment of any federal, state, local or other taxes, including but not limited to, estimated taxes and self-employment taxes, as well as any interest or penalties that may be assessed, imposed or incurred as a result of the compensation paid under this Agreement.
7.Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Restricted Stock Units granted hereunder unless and until the Restricted Stock Units are settled and the underlying shares of Common Stock are issued and recorded on the records of the Company or its transfer agents or registrars.
8.Nontransferability. Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
9.Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.
10.Specific Restrictions upon Shares. The Participant hereby agrees with the Company as follows:
(a)The Participant shall acquire the shares of Common Stock issuable with respect to the Restricted Stock Units granted hereunder for investment purposes only not with a view of resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "1933 Act") and shall not dispose of any such shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or "Blue Sky" laws.
(b)If any shares acquired with respect to the Restricted Stock Units shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such shares shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act.
11.Miscellaneous.
(a)Adjustments to Shares. In the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Stock, the Committee or Board of Directors of the Company will make such substitution or adjustments in the aggregate number and kind of shares of Common Stock subject to this Restricted Stock Unit Award to prevent dilution of rights.

(b)Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control, as provided by Section 6.02 of the Plan, (i) the restrictions applicable to the Restricted Stock Units granted under this Agreement shall lapse and (ii) each Restricted Stock Unit shall be terminated on the Change in Control in exchange for a cash payment equal to the fair market value of the Restricted Stock Units, payable within thirty (30) days following the Change in Control.
(c)Notices. Any written notice required or permitted under this Agreement shall be deemed given (i) when delivered personally, as appropriate either to the Participant or to the Human Resources Department of the Company, (ii) when deposited in a United States Post Office as registered mail, postage prepaid, addressed as appropriate either to the Participant at his or her address as he or she may designate in writing to the Company, or to the Attention: Human Resources Department, Credit Acceptance Corporation, at its headquarters office or such other address as the Company may designate in writing to the Participant, or (iii) if delivered by electronic email transmission (addressed to the Participant at his email address on file with the Company or, if to the Company, to [•]@creditacceptance.com), effective on the day that such email was sent, provided that a receipt of such email is requested and thereafter confirmed.
(d)Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
(e)Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the laws of the State of Michigan.
(f)Provision of Plan. The Restricted Stock Units provided for herein and granted pursuant to the Plan, and said Restricted Stock Units and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement, solely by reference or expressly cited herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement.
(g)Section 16 Compliance. If the Participant is subject to Section 16 of the Exchange Act, except in the case of death or disability, or unless otherwise exempt, at least six months must elapse from the date of grant of the Restricted Stock Units hereunder to the date of the Participant's disposition of such Restricted Stock Units.
(h)Code Section 409A. The Restricted Stock Units are intended to comply with Section 409A of the Code and shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the awards are granted. Notwithstanding any provision of the Plan or the Agreement to the contrary, in the event that the Committee determines that any award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the award (without the Participant's consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (ii) comply with the requirements of Section 409A of the Code.